EXHIBIT 1

J. C. PENNEY COMPANY, INC.

UNDERWRITING AGREEMENT

February 25, 2003

CREDIT SUISSE FIRST BOSTON LLC

J.P. MORGAN SECURITIES INC.

WACHOVIA SECURITIES, INC.

FLEET SECURITIES, INC.

HSBC SECURITIES (USA) INC.

As Representatives Of The Several Underwriters

c/o Credit Suisse First Boston LLC

11 Madison Avenue

New York, N.Y. 10010

Ladies and Gentlemen:

1.    Introductory.    J. C. PENNEY COMPANY, INC., a Delaware corporation (the “Co-Obligor”) and J. C. PENNEY CORPORATION, INC., a Delaware company (the “Company”), propose to issue and sell the debt securities described in Schedule B hereto (together, the “Notes”). The Notes will be issued under an Indenture, dated as of April 1, 1994, between the Company and U.S. Bank Trust National Association (formerly First Trust of California, National Association), Successor Trustee to Bank of America National Trust and Savings Association (the “Trustee”) as amended and supplemented by that First Supplemental Indenture dated January 27, 2002 among the Company, the Co-Obligor and the Trustee and as further amended and supplemented by that Second Supplemental Indenture dated July 26, 2002 among the Company, the Co-Obligor and the Trustee, and as may be amended or supplemented from time to time (the “Indenture”). The several Underwriters set forth in Schedule A are hereinafter referred to as “Notes Underwriters”.

2.    Representations and Warranties of the Company.    The Company and the Co-Obligor jointly and severally represent and warrant to, and agree with the several Notes Underwriters that:

(a)    Registration statements (Nos. 333-103147, 333-103147-01), including a prospectus, relating to the Notes has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. Such registration statements, as amended to the date hereof (but excluding any amendments relating to securities which are not covered by this Agreement), is hereinafter referred to as the “Registration Statement”, and the prospectus contained in the Registration Statement, as amended and supplemented by a Prospectus Supplement of even date herewith, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”.

(b)    On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Securities Act of

1933 (“Act”), the Trust Indenture Act of 1939 (“Trust Indenture Act”), and the published rules and regulations (“Rules and Regulations”) of the Commission, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof, the Registration Statement and the Prospectus conforms in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (i) statements in or omissions from any of such documents based upon written information furnished to the Company by a Notes Underwriter for use therein, or (ii) statements or omissions in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.

3.    Purchase, Sale and Delivery of Notes.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Co-Obligor jointly and severally agree to sell to the Notes Underwriters, and the Notes Underwriters agree, severally and not jointly, to purchase from the Company and the Co-Obligor, at the purchase price set forth in Schedule B hereto, plus accrued interest, if any, from February 28, 2003 to the Closing Date as defined below, the respective principal amounts of Notes set forth in Schedule A hereto.

The Company will deliver the Notes to the Notes Underwriters, at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, in the form of one or more permanent global Notes in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Notes Underwriters by wire transfer to an account previously designated to Credit Suisse First Boston LLC (“CSFB”) by the Company at a bank acceptable to CSFB or by official bank check or checks in federal reserve (same day) funds drawn to the order of the Company, at the office of the Company, 6501 Legacy Drive, Plano, Texas 75024-3698, at 9:00 A.M., Dallas, Texas Time, on February 28, 2003 or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the “Closing Date”. The Global Securities will be made available for checking and packaging at the above office of Dewey Ballantine LLP, at least 24 hours prior to the Closing Date.

4.    Covenants of the Company.    The Company and the Co-Obligor jointly and severally covenant and agree with the several Notes Underwriters that:

(a)    The Company and the Co-Obligor will advise the Notes Underwriters promptly of any amendment or supplementation of the Registration Statement or the Prospectus with respect to the Notes, and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use their respective best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(b)    If at any time when a prospectus relating to the Notes is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented with respect to such Notes would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company and the Co-Obligor promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

(c)    Not later than 90 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company and the Co-Obligor during which the Closing Date occurs, the Company and the Co-Obligor will make generally available to security holders an earnings statement covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act.

(d)    The Company and the Co-Obligor will furnish to the Notes Underwriters copies of the Registration Statement (one of which, to be delivered to counsel for the Notes Underwriters, will be signed and include all exhibits), the Prospectus and supplements relating to the Notes, in each case as soon as available and in such quantities as the Notes Underwriters reasonably request.

(e)    The Company and the Co-Obligor will use their best efforts to arrange for the qualification of the Notes for sale, and the determination of their eligibility for investment, under the laws of such jurisdictions as the Notes Underwriters reasonably designate and will diligently endeavor to continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company and the Co-Obligor shall not be required to register or qualify, or to maintain qualification, as a foreign corporation nor, except as to matters and transactions relating to the offer or sale of the Notes, consent to service of process generally in any state.

(f)    The Company and the Co-Obligor will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions as CSFB reasonably designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, the cost of listing the Notes on The New York Stock Exchange and any expenses incidental thereto and for reasonable expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Notes Underwriters.

(g)    So long as any of the Notes are outstanding, the Company and the Co-Obligor will furnish to the Notes Underwriters (i) as soon as practicable after the end of each fiscal year, a copy of the annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (iii) from time to time, such other information concerning the Company and the Co-Obligor as the Notes Underwriters may reasonably request.

5.    Conditions of Obligations of the Notes Underwriters.    The obligations of the Notes Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Company and the Co-Obligor herein, to the accuracy of the statements of officers of the Company and the Co-Obligor made pursuant to the provisions hereof, to the performance by the Company and the Co-Obligor of its obligations hereunder and to the following additional conditions precedent:

(a)    The Notes Underwriters shall have received a letter of KPMG LLP dated the Closing Date, in form and substance satisfactory to them, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus. Such letter shall be in substantially the form, and contain substantially the information, as those letters heretofore furnished by KPMG LLP in connection with other underwritten offerings by the Company.

(b)    Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company and the Co-Obligor or the Notes Underwriters, shall be contemplated by the Commission.

(c)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A)any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Co-Obligor and its subsidiaries (including the Company), taken as a whole which, in the judgment of a majority in interest of the Notes Underwriters, including CSFB, materially impairs the investment quality of the Notes; (B) any downgrading in the rating of any debt securities of the Company or the Co-Obligor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Co-Obligor (other than an announcement with positive implications of a possible upgrading and no implication of a possible downgrading, of such rating); (C) any material suspension of material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or the Co-Obligor on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; (E) any major disruption of settlements of securities or clearance services in the United States; or (F) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Notes Underwriters including CSFB, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

(d)    The Notes Underwriters shall have received an opinion of C. R. Lotter, General Counsel of the Company, dated the Closing Date, to the effect that:

(i)    The Company and the Co-Obligor have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, with corporate power and authority to own their respective properties and conduct their business as described in the Prospectus; and the Company and the Co-Obligor are duly qualified to do business as foreign corporations in good standing in all other jurisdictions in which they own or lease substantial properties or in which the conduct of their respective business requires such qualification;

(ii)    The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Notes have been duly authorized, executed, authenticated, issued and delivered and conform in all material respects to the description thereof contained in the Prospectus; and the Indenture and the Notes constitute valid and legally binding obligations of the Company and the Co-Obligor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iii)    No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company and the Co-Obligor, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

(iv)    The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Co-Obligor or any of their properties or any agreement or instrument to which the Company or the Co-Obligor is a party or by which either of them is bound or to which any of the property of the Company or the Co-Obligor is subject, or the charter or bylaws of the Company or the Co-Obligor, and the Company and the Co-Obligor have full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement;

(v)    The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Act; the Registration Statement and the Prospectus, as of the date of this Agreement, comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; there has not been disclosed to such counsel any information giving him reason to believe either that the Registration Statement, as of such date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

(vi)    This Agreement has been duly authorized, executed and delivered by the Company and the Co-Obligor.

(e)    The Notes Underwriters shall have received from Dewey Ballantine LLP, counsel for the Notes Underwriters, such opinion or opinions, dated the Closing Date, with respect to such of the matters stated in paragraph (d) hereof and other related matters as the Notes Underwriters may reasonably require, and the Company and the Co-Obligor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)    The Notes Underwriters shall have received a certificate of the Chairman of the Board and Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company and the Co-Obligor, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and the Co-Obligor in this Agreement are true and correct, that the Company and the Co-Obligor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Co-Obligor and its subsidiaries (including the Company), taken as a whole, except as set forth or contemplated in the Prospectus or as described in such certificate.

(g)    The Notes Underwriters shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this section, except that the specified date referred to in subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(h)    On or prior to the Closing Date, the Notes shall have been approved for listing, subject to official notice of issuance, on The New York Stock Exchange.

The Company and the Co-Obligor will furnish the Notes Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Notes Underwriters reasonably request.

6.    Indemnification.    (a)    The Company and the Co-Obligor will jointly and severally indemnify and hold harmless each Notes Underwriter and each person, if any, who controls any Notes Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Notes Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto (excluding any amendments or supplements relating to securities which are not covered by this Agreement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Notes Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Notes Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Co-Obligor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in any of such documents. in reliance upon and in conformity with written information furnished to the Company and/or the Co-Obligor by any Notes Underwriter through CSFB for use therein, or (ii) in that part of each Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee. This indemnity agreement will be in addition to any liability which the Company and the Co-Obligor may otherwise have.

(b)    Each Notes Underwriter will indemnify and hold harmless the Company, the Co-Obligor, each of their respective directors, each of their respective officers who have signed the Registration Statement and each person, if any, who controls the Company or the Co-Obligor within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or the Co-Obligor or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto (excluding any amendments or supplements relating to securities which are not covered by this Agreement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Co-Obligor by such Notes Underwriter through CSFB for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company and/or the Co-Obligor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Notes Underwriter may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)    If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Notes (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and the Co-Obligor on the one hand and the Notes Underwriters on the other agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Notes Underwriters were treated as one entity for such purpose). No Notes Underwriter or any person controlling such Notes Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Notes purchased by such Notes Underwriter under this Agreement, less the aggregate amount of any damages which such Notes Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Notes Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

3.    Default of Notes Underwriters.    If any Notes Underwriter or Notes Underwriters default in their obligations to purchase Notes hereunder and the aggregate principal amount of the Notes which such defaulting Notes Underwriter or Notes Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, CSFB may make arrangements satisfactory to the Company and the Co-Obligor for the purchase of such Notes by other persons, including any of the Notes Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Notes Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes which such defaulting Notes Underwriters agreed but failed to purchase. If any Notes Underwriter or Notes Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes and arrangements satisfactory to CSFB and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Notes Underwriter or the Company and the Co-Obligor, except as provided in Section 8 hereof. As used in this Agreement, the term “Notes Underwriter” includes any person substituted for a Notes Underwriter under this Section. Nothing herein will relieve a defaulting Notes Underwriter from liability for its default.

8.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties, and other statements of the Company and of the Notes Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Notes Underwriter or the Company or the Co-Obligor or any of their respective officers or respective directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 7 hereof or if for any reason the purchase of the Notes by the Notes Underwriters pursuant to this Agreement is not consummated, the Company and the Co-Obligor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 hereof and the respective obligations of the Company and the Co-Obligor and the Notes Underwriters pursuant to Section 6 hereof shall remain in effect. If for any reason, the purchase of the Notes by the Notes Underwriters is not consummated other than because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (C), (D), (E) or (F) of Section 5(c), the Company and the Co-Obligor will reimburse the Notes Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by them in connection with the offering of the Notes.

9.    Notices.    All communications hereunder will be in writing and if sent to the Notes Underwriters will be mailed, delivered or telegraphed and confirmed c/o Credit Suisse First Boston LLC, Attention: Investment Banking Department – Transactions Advisory Group to the address first above written and if sent to the Company or the Co-Obligor will be similarly sent, if by mail, to P.O. Box 10001, Dallas, Texas 75301-0001 and if sent otherwise, to 6501 Legacy Drive, Plano, Texas 75024-3698, Attention of the Secretary.

10.    Successors.    This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

11.    Representation of Notes Underwriters.    CSFB, as representative, will act for the several Notes Underwriters in connection with the offering of the Notes, and any action under this Agreement taken by the Notes Underwriters jointly or by CSFB will be binding upon all the Notes Underwriters.

12.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.    Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, the Co-Obligor and the several Notes Underwriters in accordance with its terms.

Very truly yours, J. C. PENNEY COMPANY, INC.

By:
Name: Title:

J. C. PENNEY CORPORATION, INC.

By:
Name: Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

JP MORGAN SECURITIES INC.

WACOVIA SECURITIES, INC.

FLEET SECURITIES, INC.

HSBC SECURITIES (USA) INC.

By CREDIT SUISSE FIRST BOSTON LLC

By
Managing Director

Acting on behalf of itself and as representative of the several Notes Underwriters.

SCHEDULE A

Underwriter

Credit Suisse First Boston LLC	$330,000,000

JP Morgan Securities Inc.	144,000,000

Wachovia Securities, Inc.	48,000,000

Fleet Securities, Inc.	39,000,000

HSBC Securities (USA) Inc.	39,000,000

Total	$600,000,000

SCHEDULE B

DESCRIPTION OF DEBT SECURITIES

Title of Securities:	8% Notes due March 1, 2010

Aggregate Principal Amount:	$600,000,000

Interest rate:	8%

Interest payment dates:	March 1 and September 1, beginning September 1, 2003

Maturity date:	March 1, 2010

Purchase price:	97.692%

Initial public offering price:	99.342%

Dealers’ concession:	1.0%

Reallowance:	0.25%

Optional Redemption:

The notes will be redeemable in whole or in part, at the Company’s option at any time, at a redemption price equal to the greater of (i) 100 percent of the principal amount of such notes or (ii) the sum of the present values of the remaining scheduled payments discounted to the redemption date on a semiannual basis at the applicable Treasury Yield (as defined in the Note) plus 50 basis points.

13